Exhibit 21.1

COLUMBUS McKINNON CORPORATION
SUBSIDIARIES
(as of March 31, 2026)

CM Insurance Company, Inc. (US-NY)
Magnetek, Inc. (US-DE)
    Magnetek National Electric Coil, Inc. (US-DE)
CMCO Acquisition, LLC (US-DE)
Dorner Mfg. Corp. (US-WI)
Dorner Latin America S. de R.L. de C.V. (Mexico)
Dorner Sdn. Bhd. (Malaysia)
Dorner Conveyors Ltd. (Canada)
Garvey Corporation (US-NJ)
Columbus McKinnon FinCo, LLC (US-DE)
Kito Crosby Acquisition, LLC (US-DE)
Kito Crosby UK Holdings, LTD (United Kingdom)
Kito Crosby Limited (United Kingdom)
Crosby US Acquisition Corp (US)
FKI Industries Inc. (US)
ACCO Material Handling Solutions Inc. (US-DE)
Amdura LLC (US-DE)
FKI Hardware Inc. (US-CA)
Babcock Industries Inc. (US-DE)
The Crosby Group Manufacturing LLC (US-DE)
Crosby Investment Inc. (US-DE)
Crosby Europe NV (Belgium)
Crosby APAC Pte. Ltd. (Singapore)
The Crosby Group LLC (US-DE)
Kito Crosby Canada Inc. (Canada)
Kito Crosby Global Finance Ltd. (United Kingdom)
Crosby UK Acquisition Limited (United Kingdom)
RhomBus Rollen Wälzlager Gesellschaft GmbH (Germany)
RhomBus Rollen GmbH & Co. (Germany)
Gritton Acquisition AB (Sweden)
GJC Investments, Inc. (US-OK)
Gunnebo Industries, Inc. (US-OK)
Gunnebo Industri Holding AB (Sweden)
Gunnebo Industrier Group AB (Sweden)
The Crosby Group UK Limited
Gunnebo Industries Pty Ltd (Australia)
Verton Technologies Australia Pty Ltd (Australia)
Kito Crosby Germany GmbH (Germany)
EEPOS GmbH (Germany)
Van Leusden Nederland B.V. (Netherlands)
EEPOS Asia Holding Co. Ltd (Hong Kong)
EEP⭘S Shanghai Intelligent Equipment Ltd. (China)
EEP⭘S Shenzhen Inc. (China)
EEPOS Hungary Bt. (Hungary)
EEPOS Cranes México, S. de R.L. de C.V. (Mexico)
EEPOS France S.A.S. (France)
Van Leusden (Netherlands)
EEPOS US LLC (US-CT)
EEPOS do Brazil Ltda. (Brazil)
EEPOS Aluminum Cranes South Africa Ltd. (South Africa)
EEPOS Management Hungaria Kft (Hungary)
EEPOS Shanghai Co. Ltd. (China)
EEPOS India Pvt. Ltd. (India)
EEPOS Fine Rail Systems India Pvt. Ltd. (India)
EEPOS Aluminum Ray Sistemleri Sanayi ve Ticaret Limited Şirketi (Turkey)
Frikkila Oy (Finland)
Gunnebo Industries Holding AS (Norway)
Gunnebo Anja Industrier AS (Norway)
Gunnebo Industries Hong Kong Ltd. (Hong Kong)

Gunnebo Industries Kunshan (China)
Gunnebo Industries Ltd. (Ireland)
Gunnebo Industries Sp. z o.o. (Poland)
Airpes Sistemas Integrales de Manutención y Pesaje, S.L. (Spain)
Inter Products BV (Netherlands)
Straightpoint UK Limited (United Kingdom)
Crosby Premier Stampings Ltd (United Kingdom)
Kito Crosby France SAS (France)
Forge France SAS (France)
KITO Corporation (Japan)
Kito Crosby Brazil Ltda. (Brazil)
KITO Korea Co., Ltd. (South Korea)
KITO Americas, Inc. (US-DE)
Harrington Hoists, Inc. (US-PA)
Peerless Industrial Group, Inc. (US-MN)
Peerless Chain Company, Inc. (US-MN)
SCC Japan Gosei Kaisha (Japan)
KITO Taiwan Co., Ltd. (Taiwan)
Sukit Business Co., Ltd. (Thailand)
Siam KITO Co., Ltd. (Thailand)
KITO Hoists & Crane Asia Pte Ltd (Singapore)
Siam KITO Co., Ltd. (Thailand)
KITO India Private Limited (India)
Siam KITO Co., Ltd. (Thailand)
KITO Hoists Thai Co., Ltd. (Thailand)
PT KITO Indonesia (Indonesia)
KITO Australia Pty Ltd. (Australia)
Anchor Nominees Pty Ltd. (Australia)
PWB Anchor Limited (Australia)
Jiangyin KITO Crane Co., Ltd. (China)
KITO Hoists & Cranes (Shanghai) Co., Ltd. (China)
Jiangyin KITO Crane Co., Ltd. (China)
KITO Chain Italia S.R.L. (Italy)
SHT S.r.l. (Italy)
Yale Industrial Products, Inc. (US-DE)
    Columbus McKinnon Hungary Finance Kft. (Hungary)
    Columbus McKinnon Hungary Holdings Kft. (Hungary)
        Columbus McKinnon Dutch Holdings 3 B.V. (The Netherlands)
    Morris Middle East, Ltd. (Cayman Islands)
        Eastern Morris Cranes Company Limited (49% Investment) (Saudi Arabia)
    Columbus McKinnon Limited (Canada)
    Columbus McKinnon Asia Pacific Pte. Ltd. (Singapore)
        Columbus McKinnon (Shanghai) International Trading Co. LTD (China)
            Columbus McKinnon Asia Pacific Ltd. (Hong Kong)
    Columbus McKinnon Industrial Products Co. Ltd. (China)
    STAHL Cranesystems Shanghai Co. Ltd. (China)
    STAHL Cranesystems India Private Ltd. (49% Investment) (India)
    Columbus McKinnon EMEA GmbH (Germany)
    Columbus McKinnon Industrial Products GmbH (Germany)
    Columbus McKinnon Corporation Ltd. (England)
        Stahl Cranesystems Ltd. (England)
    Columbus McKinnon France S.a.r.l. (France)
    Société d’Exploitation des Raccords Gautier (France)
    Columbus McKinnon Italia S.r.l. (Italy)
    Columbus McKinnon Ibérica S.L.U. (Spain)
    Columbus McKinnon Benelux, B.V. (The Netherlands)
    Columbus McKinnon Corporation (Pty), Ltd. (South Africa)
                Yale Lifting Solutions (Pty.) Ltd. (South Africa)
Columbus McKinnon Austria GmbH (Austria)
        Columbus McKinnon Hebetechnik GmbH (Austria)
    Columbus McKinnon Hungary Kft. (Hungary)
    Columbus McKinnon Russia LLC (Russia)
    Columbus McKinnon Polska Sp.z.o.o (Poland)
    Columbus McKinnon Switzerland AG (Switzerland)
    Columbus McKinnon Ireland, DAC (Ireland)

    Ferromet al Limitada (Portugal)
    Stahl Cranesystems GmbH (Germany)
        STAHL Cranesystems FZE (UAE)
    Columbus McKinnon Engineered Products GmbH (Germany)
        STAHL Cranesystems India Private Ltd. (51% Investment) (India)
Dorner Sarl (France)
montratec GmbH (Germany)
montratec AG (Switzerland)
    Columbus McKinnon Latin America B.V. (The Netherlands)
            Columbus McKinnon de Mexico, S.A. de C.V. (Mexico)
            Columbus McKinnon de Uruguay, S.A. (Uruguay)
            Columbus McKinnon do Brazil Ltda. (Brazil)
            Columbus McKinnon de Panama S.A. (Panama)